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                                                                   EXHIBIT 4.4
                                                                   DRAFT 5/20/96



                             INTERCREDITOR AGREEMENT

            INTERCREDITOR AGREEMENT, dated as of June +, 1996 (this "Agreement"), among Oregon Steel Mills, Inc., a Delaware corporation (the "Company", which term includes any successor under the Indenture or the Credit Agreement hereinafter referred to), New CF&I, Inc., a Delaware corporation ("New CF&I"), and CF&I Steel, L.P., a Delaware limited partnership (CF&I") (New CF&I and CF&I are hereinafter called, individually, a "Guarantor" and, collectively, the "Guarantors", which terms include their respective successors, if any, under the Indenture or the Credit Agreement), Chemical Bank, a New York banking corporation, as Trustee (as defined in the recitals hereto), and First Interstate Bank of Oregon, N.A., a national banking association, as Bank Agent (as defined in the recitals hereto).

                                R E C I T A L S :

            1. Pursuant to an Indenture dated as of June +, 1996 (as amended, modified and supplemented and in effect from time to time, the "Indenture"), between the Company, the Guarantors and Chemical Bank, a New York banking corporation, as trustee under the Indenture (in such capacity, the "Trustee", which term includes any successors in such capacity), the Company is concurrently with the execution and delivery of this Intercreditor Agreement issuing its +% First Mortgage Notes due 2003 (the "Notes").

            2. Pursuant to the Indenture, the Company and the Guarantors have entered into, and the Company, the Guarantors and any other persons (as defined in the Indenture) who may become guarantors under the Indenture may in the future enter into, certain Security Documents (as defined in the Indenture) to provide collateral for the Notes and the Guarantees (as defined in the Indenture) and the Trustee may take certain actions under the Security Documents with respect to the collateral pledged thereunder (such collateral whether now existing or hereafter arising as granted in the Indenture and the Security Documents (whether such Security Documents now exist or are hereinafter entered into) being collectively referred to herein as the "Note Collateral").

            3. The Company has heretofore entered into an Amended and Restated Credit Agreement dated as of June +, 1996 among First Interstate Bank of Oregon, N.A., as administrative agent (in such capacity, the "Bank Agent", which term includes any successors in such capacity), The Bank of Nova Scotia, as syndication agent, and the banks and other lenders party thereto
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(the "Banks") (as the same may be amended, modified or supplemented and in effect from time to time, the "Credit Agreement").

            4. Pursuant to the Credit Agreement, the Company and the Guarantors have entered into certain Amended and Restated Security Agreements, and any other persons who may become guarantors under the Credit Agreement may in the future enter into, certain Security Agreements (collectively, the "Bank Security Agreements") to secure obligations under the Credit Agreement and the Guaranties (as defined in the Credit Agreement), and the Bank Agent may take certain actions under the Bank Security Agreements with respect to the collateral pledged thereunder (such collateral whether now existing or hereafter arising as granted in the Bank Security Agreements (whether such Bank Security Agreements now exist or may hereafter be entered into), being collectively referred to herein as the "Bank Collateral").

            5. The Trustee has been authorized and directed to enter into this Agreement pursuant to the Indenture.

            6. The Bank Agent has been authorized and directed to enter into this Agreement pursuant to the Credit Agreement.

            7. The Company, the Guarantors, the Bank Agent and the Trustee desire to execute and deliver this Agreement to set forth certain agreements between them in respect of their respective rights and the respective rights of the Banks and the Bank Agent with respect to certain of the Bank Collateral and the Trustee and the holders of the Notes with respect to certain of the Note Collateral.

                               A G R E E M E N T :

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Notices. (a) In the event that amounts owing on the Notes shall be declared due and payable pursuant to the Indenture prior to their stated maturity or the Trustee has taken any other action to enforce the rights of the holders of the Notes or the Trustee with respect to the Note Collateral, the Trustee shall promptly deliver to the Bank Agent a notice, which notice shall describe such acceleration or such actions, as the case may be, with reasonable specificity.

      (b) In the event that amounts owing under the Credit Agreement shall be declared due and payable prior to their stated maturity in accordance with the terms thereof or any action has been taken to enforce the rights of the Banks or the Bank Agent


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with respect to the Bank Collateral, the Bank Agent shall promptly deliver to the Trustee a notice, which notice shall describe such acceleration or such actions, as the case may be, with reasonable specificity.

            Section 2. Entry Upon Premises by Bank Agent. In the event that any action has been taken to enforce the rights of the holders of the Notes or the Trustee with respect to the Note Collateral and the Trustee has obtained possession and control of any or all of the Note Collateral pursuant to the Security Documents, upon reasonable notice to the Trustee by the Bank Agent, the Trustee shall, to the extent permitted by applicable law, permit the Bank Agent, its employees, agents, advisers and representatives, at the Bank Agent's sole cost, expense, liability and risk, to enter upon the Note Collateral for purposes of (i) assembling the Bank Collateral located on such Note Collateral,
(ii) selling any or all of the Bank Collateral located on such Note Collateral, whether in bulk, in lots or to retail customers in the ordinary course of business or otherwise, (iii) removing any or all of the Bank Collateral located on such Note Collateral, and/or (iv) taking reasonable actions to protect, secure, and otherwise enforce the rights of the Bank Agent in and to the Bank Collateral. If the Bank Agent elects to enter upon the Note Collateral as aforesaid, all actions taken by the Bank Agent or its employees, agents, advisors and representatives pursuant to this Section 2 shall be taken in an efficient and workmanlike manner and in accordance with applicable law. The Bank Agent shall compensate the Trustee for any damage to the Note Collateral caused by such assembling, selling, removing, protecting and/or securing of such Bank Collateral, and shall pay the Trustee in cash (which may be paid by check or wire transfer), within 15 days after demand, for all the direct costs and incremental costs of the Trustee, the Company or any of its subsidiaries related to the provision and supervision of such access to the Note Collateral and the assembling, selling, removing, protecting and/or securing the Bank Collateral, including but not limited to wage, maintenance, utility, insurance and selling, general and administrative expenses attributable or allocated to the foregoing, in each case calculated in a manner consistent with the historical practices of the Company. Upon fifteen business days' notice from the Trustee requesting that the Bank Collateral be removed from the Note Collateral, the Bank Agent shall at its sole cost, expense, liability and risk either remove the Bank Collateral from the Note Collateral, or pay the Trustee reasonable storage costs as provided in such notice, but such payment shall only be required, if after such fifteen business day period expires no stay or other order prohibiting the Bank Agent's removal of such Bank Collateral has been entered by a court of competent jurisdiction; provided that such payment shall thereafter be required if such stay or order is vacated or otherwise terminates. It is hereby understood that the payment of storage costs to the Trustee


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hereunder is intended to compensate the Trustee, the Company or its subsidiaries for their actual out of pocket costs, and the term "reasonable storage costs" shall include only the actual out of pocket costs incurred by the Trustee in connection with the storage of the Bank Collateral on the site of the Note Collateral. Anything in this Agreement to the contrary notwithstanding, the right of the Bank Agent, its employees, agents, advisers and representatives to enter upon the Note Collateral pursuant to this Section 2 shall terminate 60 days after the Bank Agent's receipt of notice from the Trustee to remove the Bank Collateral unless a stay or other order prohibiting the Bank Agent's removal of such Bank Collateral has been entered by a court of competent jurisdiction.

            Section 3. Books and Records. (a) If the Trustee has obtained possession or control of any or all of the Note Collateral, the Bank Agent may use any Books and Records (as defined below) that are in the Trustee's possession and which constitute Note Collateral and which pertain to any Bank Collateral, to deal with or dispose of any such Bank Collateral. To the extent that any such Books and Records constitute Note Collateral, the Trustee hereby grants (to the extent it may lawfully do so) to the Bank Agent an irrevocable license to use any and all such Books and Records solely for the purpose of realizing upon the Bank Collateral. Such license shall be worldwide and neither the Company, any Guarantor or the Trustee shall be entitled to any payment or other compensation in respect of such license from the Bank Agent or any sub-licensee, assignee or other transferee of such license. The Bank Agent shall have the right to sell, assign or otherwise transfer such license, and to grant sub-licenses, to one or more persons.

      (b) If the Bank Agent has obtained or intends to take possession or control of any Books and Records constituting part of the Bank Collateral, the Bank Agent shall, prior to removing any such Books and Records from their original location, provide copies thereof to the Trustee (including, in the case of any Books and Records stored in electronic form, electronic copies thereof), and, to the extent that any such Books and Records constitute Bank Collateral, the Bank Agent hereby grants (to the extent it may lawfully do so) to the Trustee an irrevocable and exclusive (save with respect to the Bank Agent) license to use any and all such Books and Records for whatever purpose. Such license shall be worldwide and neither the Company, any Guarantor, the Bank Agent or any Bank shall be entitled to any payment or other compensation in respect of such license from the Trustee or any sub-licensee, assignee or other transferee of such license. The Trustee shall have the right to sell, assign or otherwise transfer such license, and to grant sub-licenses, to one or more persons. Without limitation to the foregoing, as promptly as practicable after the sale or other disposition of the accounts receivable and inventory which constitute Bank


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Collateral, the Bank Agent shall assign and transfer to the Trustee (or to any person or persons designated by the Trustee) all of the Bank Agent's right, title and interest in and to any and all Books and Records constituting part of the Bank Collateral, and shall deliver to the Trustee (or such person or persons) all such Books and Records in the Bank Agent's possession. The Bank Agent hereby further agrees that it will enter into such instruments and agreements and take such other actions as the Trustee shall reasonably request in order to effectuate the provisions of this Section 3(b).

      (c) As used herein, the term "Books and Records" means all books, records, writings, data bases, information or other similar property (including any of the foregoing in electronic form).

      (d) Without limitation to the foregoing provisions of this Section 3, in the event that in the exercise of their respective rights, the Trustee or the Bank Agent shall receive possession or control of any Books and Records which contain information relating to any of the property of the Company or any of its subsidiaries in which the other party has been granted a security interest or lien, such party shall notify the other party hereto that it has received such Books and Records and shall, as promptly as practicable thereafter, deliver to the other party such Books and Records.

            Section 4. Notice of Sale or Assignment. The Trustee shall promptly notify the Bank Agent of the sale, assignment lease, or other disposition by the Trustee of any portion of the Note Collateral if any part of the Bank Collateral is located in or upon any portion of the Note Collateral sold, leased, assigned or otherwise disposed of.

            Section 5. Sale or Assignment of Note Collateral. The Trustee shall have the right to sell, assign, lease or otherwise dispose of all or any portion of the Note Collateral and all or any portion of the Trustee's rights under this Agreement. If the Trustee sells, assigns, leases or otherwise disposes of all or any portion of the Note Collateral containing any Bank Collateral, the Trustee shall require the purchaser or assignee thereof to agree with the Bank Agent or for the benefit of the Bank Agent that it has acquired that portion of the Note Collateral subject to the Bank Agent's rights hereunder by delivering an acknowledgment to that effect to the Bank Agent; provided, however, that if the Bank Agent is no longer entitled to access to the Note Collateral pursuant to
Section 2 hereof, then the purchaser or assignee of the Note Collateral shall not be so required to agree.

                  Section 6. Payments to be Held in Trust. If the Bank Agent shall receive any payment on account of the Company's


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obligations under the Notes or the Note Collateral, or if the Trustee shall receive any payment on account of the Company's obligations under the Credit Agreement or the Bank Collateral, such payments shall be held by the Bank Agent or the Trustee, as the case may be, in trust for the benefit of, and shall be immediately paid over and delivered to, the other party for application to the Company's obligations under the Notes or the Credit Agreement, respectively.

            Section 7. Information. The Bank Agent and the Trustee agree to use their reasonable commercial efforts to cooperate with each other in connection with the matters contemplated by this Agreement.

            Section 8. Acknowledgement of Respective Security Interests; Lien Priorities. Notwithstanding, to the extent permitted by law, the date, manner or order of perfection of the security interests and liens granted to the Bank Agent or the Trustee, and, to the extent permitted by law, notwithstanding any provisions of the Uniform Commercial Code of any state or any applicable law or decision or the Bank Security Agreements or the Security Documents or whether either the Bank Agent or the Trustee holds possession of all or any part of the Note Collateral or the Bank Collateral, the following, as between the Bank Agent and the Trustee, shall, to the extent permitted by law, be the relative priority of the security interests and liens of the Bank Agent and the Trustee:

            (a) The Bank Agent shall have a first and prior security interest in all Bank Collateral and the Trustee shall have no security interest therein or lien thereon; and

            (b) The Trustee shall have a first and prior security interest in and/or mortgage lien upon all Note Collateral and the Bank Agent shall have no security interest therein or lien thereon.

            Section 9. Successors and Assigns. (a) The Bank Agent and the Trustee will cause any of their respective successors in such capacities to become a party to this Agreement and to assume the obligations of the Bank Agent or the Trustee, as the case may be, hereunder. Upon so assuming all of such obligations of the Bank Agent or the Trustee, as the case may be, such party shall succeed to and be substituted for the Bank Agent or the Trustee, as the case may be, under this Agreement.

            (b) The Company and the Guarantors jointly and severally agree that they will cause their respective successors, if any, under the Indenture and the Credit Agreement to become parties to this Agreement and to assume the obligations of the Company or the relevant Guarantor, as the case may be, hereunder and upon so assuming all such obligations of the Company or the


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relevant Guarantor, as the case may be, such successors shall succeed to and be substituted for the Company or such Guarantor, as the case may be, under this Agreement; provided that the Company or such Guarantor shall not be released from its obligations under this Agreement if it is not released from its obligations under the Indenture. The Company and the Guarantors jointly and severally agree that they will cause any other person who, after the date hereof, shall become a guarantor under the Indenture or the Credit Agreement to become a "Guarantor" under this Agreement and to assume the obligations of a Guarantor hereunder.

            (c) In the event that any person is hereafter required to become a party to this Agreement pursuant to this Section 10, such person shall execute an amendment to this Agreement wherein such person shall agree to become a party to and to assume the obligations of the Bank Agent, the Trustee, the Company or a Guarantor, as the case may be, hereunder, and all other parties to this Agreement agree to enter into such amendment. Except as provided in the preceding sentence, this Agreement shall not be amended, supplemented or modified without the written consent of the Bank Agent and the Trustee nor may any provision of this Agreement be waived except by written waiver of the party to be charged therewith.

            Section 10. Notices. Any notice of communication shall be sufficiently given, if in writing and delivered in person (receipt acknowledged) or by telecopier or overnight courier guaranteeing next day delivery, addressed as follows (or to such other address as any party hereto may hereafter specify by notice to the other parties hereto):

            If to the Company or any Guarantor:

                Oregon Steel Mills, Inc.
                1000 S.W. Broadway, Suite 2200
                Portland, Oregon 97205
                Attention: Chief Financial Officer
                Telecopier:

            If to the Trustee:

                Chemical Bank
                Corporate Trustee Administration Department
                450 West 33rd Street, 15th Floor
                New York, New York 10001
                Telecopier: (212) 946-7799/8567


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            If to the Bank Agent:

                First Interstate Bank of Oregon, N.A.
                1300 S.W. Fifth Avenue, T19
                Portland, Oregon 97201
                Attention:
                Telecopier:

            Section 11. Further Assurances. The parties hereto will use all reasonable efforts to execute such certificates and other documents and to take such other actions as may be reasonably necessary to consummate the transactions contemplated hereby.

            Section 12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 13. No Personal Liability. No stockholder, limited partner, officer, director, employee or incorporator, past, present or future, of the Company or any Guarantor, as such, shall have any personal liability under this Agreement or for any claim based on, in respect of or by reason of this Agreement, by reason of his, her or its status as such stockholder, limited partner, officer, director, employee or incorporator.

            Section 14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

            Section 15. Acknowledgment by Company and Guarantors. The Company and the Guarantors jointly and severally (a) acknowledge receipt of a copy of this Agreement, (b) agree to cooperate with the other parties hereto by taking all actions as are contemplated by this Agreement, (c) acknowledge that they have no rights hereunder, and (d) agree not to assert any provision hereof as a defense to, or otherwise assert any provision hereof in connection with, any action, suit or proceeding relating to the Indenture, the Guarantees, the Security Documents, the Note Collateral, the Credit Agreement, the Guaranties, any Bank Security Agreement or any Bank Collateral, nor to assert any such provision as a counterclaim or basis for set-off or recoupment against any party hereto, any holder of Notes or any Bank.

            Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the


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State of New York applicable to contracts made and performed wholly in the State of New York.


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            IN WITNESS WHEREOF, the parties hereto have caused this
Intercreditor Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

                                  CHEMICAL BANK,
                                  as Trustee


                                  By:
                                      ---------------------------------
                                  Name:
                                  Title:

                                  FIRST INTERSTATE BANK OF
                                   OREGON, N.A.,
                                  as Bank Agent


                                  By:
                                      ---------------------------------
                                  Name:
                                  Title:


                                  OREGON STEEL MILLS, INC.


                                  By:
                                      ---------------------------------
                                  Name:
                                  Title:


                                  NEW CF&I, INC.


                                  By:
                                      ---------------------------------
                                  Name:
                                  Title:


                                  CF&I STEEL, L.P.

                                  By New CF&I, Inc.,
                                  as General Partner


                                  By:
                                      ---------------------------------
                                  Name:
                                  Title:


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